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                                                                   EXHIBIT 10.46


                           SECOND AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT

          This Second Amendment to Amended and Restated Credit Agreement ("Amendment") dated as of June 24, 2002, is made by and among NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP, a Washington limited partnership ("NCP Eight"), solely for purposes of Section 3.5 hereof, NORTHLAND COMMUNICATIONS CORPORATION, a Washington corporation ("NCC"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor, by merger, to U.S. Bank of Washington, National Association ("U.S. Bank"), as agent for Lenders (in such capacity, "Agent"). Words and phrases with initial capital letters shall have the meanings given to them in Article 1 of this Amendment.

                                    RECITALS

          A. NCP Eight and U.S. Bank entered into that certain Amended and Restated Credit Agreement dated January 4, 1996, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated March 30, 1998 (the "Credit Agreement").

          B. NCP Eight, NCC, and U.S. Bank have entered into that certain Subordination Agreement dated January 4, 1996 (the "Subordination Agreement").

          C. NCP Eight, NCC, and U.S. Bank have agreed to amend the terms and conditions of the Credit Agreement so as to (1) extend the maturity date of the Loan to December 31, 2003, and (2) modify certain other covenants and provisions of the Credit Agreement and the Subordination Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

          Section 1.1 Defined Terms. As used herein, capitalized terms shall have the meanings given to them in the Credit Agreement, except as otherwise defined herein or as the context requires.

          Section 1.2 Modified Defined Terms. Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "LIBOR Rate" and "LIBOR Rate Loan" and replacing them with the following:

                  "LIBOR Rate" means, with respect to each Interest Period applicable to a LIBOR Rate Loan, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on Telerate page 3750 as of 11:00 A.M., London time (or such other time as of which such rate appears) two LIBOR Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Agent at such time based on such other published service of


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          general application as shall be selected by the Agent for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Agent may determine the rate based on rates at which United States dollar deposits are offered to the Agent in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Agent to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%).

                  "LIBOR Rate Loan" means any borrowing for which NCP Eight has selected the Adjusted LIBOR Rate to apply.

          Section 1.3 Additional Defined Terms. Section 1.1 of the Credit Agreement is hereby amended to add the following defined terms:

                  "Adjusted LIBOR Rate" means, With respect to each Interest Period applicable to a LIBOR Rate Loan, the rate (rounded upward, if necessary, to the next 1/16th of 1%) determined by dividing the LIBOR Rate for such Interest Period by 1.00 minus the LIBOR Reserve Percentage.

                  "LIBOR Business Day" means, any Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                  "LIBOR Reserve Percentage" means, as of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Agent, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

                  "Immediately Available Funds" means funds with good value on the day and in the city in which payment is received.

                  "Telerate page 3750" means the display designated as such on the Telerate reporting system operated by Telerate System Incorporated (or such other page as may replace page 3750 for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

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                     ARTICLE II- MODIFICATION OF LOAN TERMS

         Section 2.1 Interest Rate Modifications.

                  (a) Section 3.4.2 of the Credit Agreement is hereby amended by deleting all references to "Business Day" and replacing them with "LIBOR Business Day". Section 3.4.2 of the Credit Agreement is further amended by deleting all references to "LIBOR Rate" and replacing them with "Adjusted LIBOR Rate".

                  (b) Section 3.4.3 of the Credit Agreement is hereby amended by deleting the table set forth therein and replacing it with the following:

                Ratio of Funded Debt to Annualized                    Prime                          LIBOR
                            Cash Flow                              Incremental                    Incremental
                (rounded to the nearest hundredth)                    Rate                           Rate
                ----------------------------------                 -----------                    -----------
                         More than 4.0:1                              1.00%                          3.00%

                          3.5:1 to 4.0:1                              0.50%                          2.50%

                         Less than 3.5:1                              0.25%                          2.00%

         Section 2.2 Repayment. Section 3.5 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  3.5 Repayment. Interest on the Second Replacement Note shall be paid Quarterly, commencing June 30, 2002, except with respect to LIBOR Rate Loans for which interest shall be paid either on the 90th day after the borrowing, renewal, or conversion date with respect to such LIBOR Rate Loan, or at the end of each Interest Period, whichever is sooner. For example, if an Interest Period expires more than 90 days after the borrowing, renewal, or conversion date with respect to such LIBOR Rate Loan, interest shall be paid on the 90th day and at the expiration of the Interest Period. Lender acknowledges receipt of Borrower s payment in the amount of $230,000 to be applied towards the principal balance of the Loan. The principal balance of the Loan outstanding as of the date of this Amendment shall be paid in Quarterly installments of $200,000, with the entire balance due and payable on December 31, 2003, notwithstanding anything to the contrary in Section 3.1 hereof. Accordingly, no principal payment shall be due for June 30, 2002, and the September 30, 2002, installment of principal shall be in the amount of $170,000.

          Section 2.3 Replacement Note. The Loan shall be evidenced by a Second Replacement Note in the form attached to this Amendment as Exhibit A ("Second Replacement Note"). The Second Replacement Note shall be a "Note" for all purposes of the Credit Agreement and the other Loan Documents and shall be in substitution for, but not in payment of: (a) that certain Replacement Note dated March 30, 1998, in the principal amount of $10,925,000, which shall be marked "replaced" by the Agent, (b) and the certain Renewal Revolving Note dated January 4, 1996, in the principal amount of $11,925,000 which has been marked "replaced". Both such replaced notes shall be retained by Agent until the Loan shall have been paid in full.

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                     ARTICLE III - MODIFICATION OF COVENANTS

          Section 3.1 Cash Flow to Debt Service. Section 7.11.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  7.11.1 Cash Flow to Debt Service. As of the end of any Quarter during the term of the Loan, commencing March 31, 2002, permit the ratio of (a) such Quarter's Cash Flow to (b) such Quarter's Debt Service to be less than 1.10:1.

          Section 3.2 Funded Debt to Cash Flow. Section 7.11.3 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  7.11.3 Funded Debt to Cash Flow. As of the end of any Quarter during the term of the Loan, permit the ratio of Funded Debt to Annualized Cash Flow to exceed the following ratios:


                     For Any Quarter Ending                                    Funded Debt to Annualized
                           During or On:                                            Cash Flow Ratio
                           -------------                                        ------------------------
         March 31, 2002, through December 31, 2002                                       4.75:1.0

         January 1,2003, through March 31, 2003                                          4.50:1.0

         April 1,2003, through June 30, 2003                                             4.25:1.0

         July 1, 2003, through September 30, 2003                                        4.00:1.0

         October 1, 2003, through December 31, 2003                                      3.75:1.0

         Section 3.3 Sale of Assets. Section 7.5 of the Credit Agreement is hereby amended by adding the following:

          Notwithstanding the foregoing, NCP Eight may sell either all or a portion of its operating assets subject to the prior written approval of Agent; provided, however, that the first $1,200,000 in net proceeds received by NCP Eight in connection with any such sale shall be applied to the principal balance of the Loan. NCP Eight shall use any proceeds in excess of $1,200,000 for either (a) capital expenditures (subject to the limitations set forth in Section 7.12 below), or (b) to further reduce the principal balance of the Loan. Any proceeds used to reduce the principal balance of the Loan shall not be subject to the prepayment penalty provisions set forth in Section 3.4.7.

         Section 3.4 Capital Expenditure. Section 7.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  7.12 Capital Expenditures. Permit the total amount of capital expenditures to exceed $1,200,000 in the calendar year 2002, or in any one of the calendar years thereafter. Unused capital expenditures under this Section 7.12 in any one year may be carried over to the next consecutive year, but not thereafter. Nothing herein shall be construed to extend the maturity date of the Loan beyond December 31, 2003.

         Section 3.5 Blockage of Payment. Section 7 of the Subordination Agreement is amended by deleting all references to "5.0:1.0" and replacing them with the applicable Funded Debt to Annualized Cash Flow ratio (as set forth in Section 7.11.3 hereof) for the applicable period.

                        ARTICLE IV - CONDITIONS PRECEDENT

          The modifications to the Credit Agreement and the other Loan Documents set forth in this Amendment shall not be effective unless and until the following conditions have been fulfilled to Agent's satisfaction:

          (a) Agent shall have received this Amendment, the Second Replacement Note, and any other documents required by Agent to perfect or continue perfection of the liens and/or security interests granted by NCP Eight under the Security Agreement duly executed and delivered by the parties thereto.

         (b) Agent shall have received, duly executed and delivered by NCP Eight, a certificate in form and substance satisfactory to Agent, confirming that NCP Eight's authorizing resolutions delivered to Agent have not been revoked and that NCP Eight's limited partnership agreement has not been amended or altered since NCP Eight delivered a copy of the agreement to Agent.

         (c) Agent shall have received, duly executed and delivered by NCC, a certificate in form and substance satisfactory to Agent, confirming that NCC' s authorizing resolutions delivered to Agent have not been revoked and that NCC's articles of incorporation and bylaws have not been amended or altered since NCC Eight delivered a copy of its articles and bylaws to Agent.

         (d) NCP Eight shall have paid to Agent all fees and expenses (including attorneys' fees) incurred in connection with this Amendment.

                            ARTICLE V - MISCELLANEOUS

         Section 5.1 Notice to U.S. Bank. The designation of the Person to be notified at Agent and Agent's and Lenders' address for the purpose of any notice are hereby changed to:

                         U.S. Bank National Association
                                   PD-WA-T7MT
                          1420 Fifth Avenue, 7th Floor
                             Seattle, WA 98101-2333
                    Attention: Jeffery Miller, Vice President
                        Facsimile Number: (206) 344-3646

          Section 5.2 Representations and Warranties. NCP Eight hereby represents and warrants to Agent that as of the date of this Amendment, there exists no Default or Event of Default. All representations and warranties of NCP Eight contained in the Credit Agreement or any other Loan Document, or otherwise made in connection therewith or herewith are true and correct as of the date of this Amendment.

          Section 5.3 Security. The parties hereto agree that all Loan Documents, whether creating, evidencing, or perfecting Lenders' security interests and liens against the collateral, including without limitation the Amendment to Security Agreement, the Security Agreement, the Franchise Assignment, the NCC Subordination Agreement, and all financing statements (a) shall remain in full force and effect, (b) shall secure the Loan, as amended, and all other Obligations of NCP Eight under the Credit Agreement and the other Loan Documents, and (c) are enforceable without defense, offset, or counterclaim.


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          Section 5.4 Payment of Expenses. NCP Eight shall pay on demand all costs and expenses of Agent and Lenders incurred in connection with the preparation, negotiation, execution, and delivery of this Amendment, including without limitation reasonable attorneys' fees.

          Section 5.5 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original agreement, but all of which together shall constitute one and the same agreement.

          Section 5.6 Statutory Notice. ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW. IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Credit Agreement as of the date first above written.


NCP EIGHT:                                                       AGENT:

NORTHLAND CABLE PROPERTIES EIGHT LIMITED PARTNERSHIP, a          U.S. BANK NATIONAL ASSOCIATION
Washington limited partnership

By:     Northland Communications Corporation, a Washington       /s/ Jeffery Miller
        corporation, its Managing General Partner                ------------------------------
                                                                 Jeffery Miller, Vice President


        By: /s/ Gary S. Jones                                    LENDER:
                -----------------------------
        Name: Gary S. Jones
              -------------------------------
        Title: President                                         U.S. BANK NATIONAL ASSOCIATION
               ------------------------------

                                                                 /s/ Jeffery Miller
                                                                 ------------------------------
                                                                 Jeffery Miller, Vice President

SOLELY FOR PURPOSES OF SECTION 3.5 HEREOF:

NCC:

NORTHLAND COMMUNICATIONS CORPORATION, a Washington corporation


By: /s/ Gary S. Jones
    ----------------------------
Name: Gary S. Jones
      --------------------------
Title: President
       -------------------------